Exhibit 11



July 9, 2001

Citizens Funds
230 Commerce Way, Suite 300
Portsmouth, NH  03801

Ladies and Gentlemen:

     We have acted as counsel to Citizens Funds, a Massachusetts business trust, in connection with Citizens Funds' Registration Statement on Form N-14 to be filed with the Securities and Exchange Commission on or about July 9, 2001 (the "Registration Statement") with respect to the shares of its series, Citizens Value Fund (the "Shares"), to be issued in exchange for substantially all of the assets of the Meyers Pride Value Fund (the "Acquired Fund"), a series of the Meyers Investment Trust ("Meyers Trust"), as described in the Registration Statement.

     In connection with the furnishing of this opinion, we have examined the following documents:

          (a) a certificate of the Secretary of State of the Commonwealth of Massachusetts as to the existence of Citizens Funds;

          (b) copies, certified by the Secretary of State of the Commonwealth of Massachusetts, of Citizens Funds' Declaration of Trust and of all amendments thereto on file in the office of the Secretary of State (the "Declaration of Trust");

          (c) a Certificate executed by the Assistant Secretary of Citizens Funds, certifying as to, and attaching copies of, Citizens Funds' Declaration of Trust, By-Laws and certain resolutions adopted by the Trustees of Citizens Funds;

          (d) a draft of the Registration Statement on Form N-14 dated July 9, 2001 (the "Registration Statement"); and

          (e) a copy of the Form of Agreement and Plan of Reorganization between Citizens Funds and Meyers Trust.

     In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have also assumed that the Registration Statement as filed with the Securities and Exchange Commission will be in substantially the form of the draft referred to in paragraph (d) above.


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July 9, 2001
Page 2


     The opinion in paragraph 1 below as to the due establishment and existence of Citizens Funds relies entirely upon and is limited by the certificate described in subparagraph (a) above.

     This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

     This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts as applied by courts located in such Commonwealth, except that we express no opinion as to any Massachusetts securities law. No opinion is given herein as to the choice of law or internal substantive rules of law which any tribunal may apply to the transaction referred to herein.

     We understand that all of the foregoing assumptions and limitations are acceptable to you.

     Based upon and subject to the foregoing, please be advised that it is our opinion that:

     1. Citizens Funds has been duly established as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust" and is existing under the laws of The Commonwealth of Massachusetts.

     2. The Shares to be delivered to the Acquired Fund pursuant to the Agreement and Plan of Reorganization will be, when issued and sold in accordance with the Declaration of Trust and By-Laws of Citizens Funds in exchange for the consideration described in the Agreement and Plan of Reorganization, legally issued, fully paid and non-assessable, except that, as set forth in the Registration Statement, shareholders of Citizens Funds may, under certain circumstances, be held personally liable for its obligations.


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July 9, 2001
Page 3


     We hereby consent to the filing of this Opinion as an Exhibit to the Registration Statement, to the use of our name and to the references to our Firm in the Registration Statement. This consent, however, does not constitute a consent under Section 7 of the Securities Act of 1933, as amended, because we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under such
Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,

                                   Bingham Dana LLP

                                   BINGHAM DANA LLP